                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 1999 (except with respect to the matter discussed in Note 7, as to which the date is March 2, 1999) included in The Hanover Direct, Inc. Form 10-K for the year ended December 26, 1998 and to all references to our Firm included in this registration statement.




/s/  ARTHUR ANDERSEN

New York
November 23, 1999